EXHIBIT 99.1

PROXY	BUSINESS BANCORP SPECIAL MEETING OF SHAREHOLDERS	PROXY

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD                        , 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE
REVOKED PRIOR TO ITS EXERCISE

        The undersigned hereby appoints each member of the Board of Directors of Business Bancorp (the "Company") to act as a proxy for the undersigned, with full powers of substitution to each, and to vote all shares of Common Stock of Business Bancorp which the undersigned is entitled to vote only at the special meeting of shareholders, to be held on                         , 2004, at           a.m. Pacific Time, at the Hilton Hotel near the Oakland Airport, One Hegenberger Road, Oakland, California, and at any and all adjournments thereof, as set forth on the reverse side.

This Proxy Is Solicited By
the Board of Directors of Business Bancorp
the Board of Directors Recommends
a Vote "For" Proposal 1
(Continued, and to be signed on the other side)

Please mark your votes as indicated in this example	☒
1.	Proposal to adopt the merger agreement among UnionBanCal Corporation, Union Bank of California, N.A., Business Bancorp and Business Bank of California, as stated in the proxy statement/prospectus dated , 2003	☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" the proposal listed. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Board of Directors in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

The undersigned acknowledges receipt from Business Bancorp prior to the execution of this proxy, of a notice of special meeting of shareholders and of a proxy statement/prospectus dated , 2003, a letter of transmittal/election form relating to Proposal 1, a copy of Business Bancorp's Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Signature(s)	Dated	, 20

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title.

If shares are held jointly, each holder may sign but only one signature is required.